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Set forth below are interviews with Flex Ltd.’s Chief Executive Officer posted on its transaction resources website.

Fox Business Interview

Liz: Fox business alert: OpenAI and Broadcom injecting some heat into the custom chip market with the debut of OpenAI’s first ever AI inference chip. It’s dubbed “jalapeno” and the chip is made with Broadcom silicon and Broadcom shares, ah they’re down another 2/3 of a percent after a pretty significant run up over the past let’s call it quarter to date year to date. You know the reveal is not doing much for the stock-maybe that’s just the market conditions right now, but the inaugural jalapeno chip is an AI processor designed to train large language models, in this case ChatGPT, to perform tasks and solve problems while Broadcom makes the silicon for jalapeno, the chip giant gets its manufacturing and cooling technology from Flex- a global contract manufacturing company formerly known as Flextronics-which produces the connective tissue that keeps the AI sector running. You want to see a big move quarter to date? Look at Flex up 126%. This week Flex snagged a prime listing location- it began trading on the S&P 500, replacing pool port. It comes as Flex is making a big Flex in the AI world. It will spin off its cloud and power infrastructure segment into a separate, publicly traded company. That business will be led by current Flex CEO Revathi Advaithi, who joins me now in a Fox business exclusive. Revathi, you’re spinning off what is arguably going to be, I mean if things go as, they are one of, if not the biggest revenue drivers for Flex: what was at the heart of your move to let it fly on its own?

Advaithi: So Liz, we were in the fortunate position in the last seven years as we were remaking Flex to be able to build uh a compute cooling power business within Flex. And it came at a time much before the whole ChatGPT moment, you know when people weren’t thinking about power intensity, and of course when that happened you know the infrastructure spend just skyrocketed, and we were putting all our money, our capital allocation was going towards this business because it had the best returns. So if you look at Flex today, we have two very distinct businesses that are able to stand alone on its own, with different capital allocation priorities. the Spinco is gonna be high growth, lot of spending in technology and power, and Flex has lots of opportunities to still be a $21 billion company investing in healthcare and industrial businesses. So we had the opportunity to create tremendous shareholder value with both the companies with different management teams and different focus and attention. And Liz I’ve done this before- I spun off a business called Next tracker you know a few years ago that’s around $17/18 billion today so we’ve done this really well but we’ve created the right focus for the right businesses to thrive and succeed and that was the initiative for doing it right now.

Liz: Well better that be the initiative than some activist investor coming in and saying “why aren’t you spinning off that division” so I think you get props from Wall Street for jumping ahead of something like that. Looking at the customer base of the Spinco, which does it have a name yet?

Advaithi: It has a name but we’re gonna announce it in September.

Liz: OK alright.

Advaithi: I’ll come back for that, how about that?

Liz: I would absolutely love that. I mean but look at these names: so it’s a mix of power companies and obviously a lot of chip companies including AMD and NVIDIA and you’ve got all the big hyperscalers too: Meta, Google cloud, American Electric Power, Cerebras. So give me a sense of the revenues that could come in eventually from this. I know that we saw.6.6 billion the last time around: what do you expect for it to eventually reach?

Advaithi: Yeah so we’re saying that that 6.6 billion is going to grow 70% this year and 80% the next year, so we’ve already publicly disclosed that it has very high growth numbers moving forward for Spinco. And it is basically driven by everything from hyperscale to co-load to utilities, anything that’s happening in that space end to end is what’s driving kind of the Spinco growth. But Liz the real story is around the way people are building this technology is very fragmented- they design the chip then they think about power density then they think about cooling and then now we’re running out of enough power to run all these data centers, so we build the spin idea around- we’re putting all the thermal architecture together- we’re going to think about technology end to end, so that we’re not in this position of chasing the availability of power in the future. And that’s what’s driving Spin’s growth is power technology is gonna fundamentally change in the US and globally because we don’t have enough power to do everything we need to do. And the Spinco is right at the heart of that technology revolution and that’s what’s driving the 70%, 80% growth. In the next few years we’ll be one of the largest electrical players in the history and that is something super exciting to be at right now.

Liz: Not only I see that helping if this purpose of you know particular trajectory that the AI trend is, on which is very high, straight up, uh if that continues that’s great. But also in a way, and I don’t mean to look negatively upon the future but I did work in local news where all we do is act cynical, but I mean if there were to be a big slowdown in this hyper growth of AI, it in a way having that piece of it off, looks good for what’s originally left of Flex, because those customers- you know you’re doing contract manufacturing for Nespresso and Procter and Gamble and Eli Lilly, Roche, BMW, so I think that that separation could help both sides here.

Advaithi: That’s right because if you think about the Spin itself, and if you think about what’s happening with the AI trend today, we’re having significant spend in terms of AI infrastructure. But then we’re also having a generational shift in terms of what’s happening with utility and utility power and Spin’s gonna be able to take advantage of that when it goes from AI infrastructure to the grid changing pretty significantly over the next decade. So really high growth environment not just because of AI but also with what’s happening in the utility itself. Flex itself, we’re one of the largest medical device manufacturers as an example, with everything that’s happening around biologics and GLP, and continuous glucose monitors, we have, we’re in a great space. In the industrial side we do a lot of contract manufacturing for the energy infrastructure build out so we’re in that space. So Flex gets to do what we’ve done in the last seven years and recreate that again, and then Spinco gets to go to this build a brand new industrial company in this power infrastructure space that has high potential. So both are in very exciting places and we need to sort of spend money in both- that’s why we think that timing is great for doing this.

Liz: Well I do wanna just quickly ask you because you are a huge global business, I’ve been covering you since you were churning out TiVo boxes in Mexico. But clearly you are exposed everywhere: I mean you’re in 32 locations in the Americas, 26 in emerging markets, 23 in Asia, any tariff implications there?

Advaithi: Absolutely- I would say Liz that the tariff geopolitical situation shifted you know, 7, 8 years ago. Right so the whole focus on reassuring, building resiliency, bringing things closer to kind of where you consume it, then tariffs driving it, has really shifted global manufacturing right. And I have said this publicly before, contract manufacturing used to be about labor arbitrage- it’s no longer the issue. It’s all about resiliency end to end, and tariffs plays a big role in that and that is really shifted our customer base pretty significantly into North America, into Europe, where we make things closer to the end customer, and then we also make very complicated things that were being made in Asia that are now being shifted here. So the world has really shifted, you know not just because of tariffs, but because of this whole focus around resiliency. You want everything made closer to your home so you don’t run out of key medical device things and things like that. So I would say it has had a pretty significant effect in manufacturing in general, and we have been great beneficiaries of that.

Liz: Well, we wanna hear the new name, so we’ll see you in August. Just kidding- I’m trying to push you ahead of September. But let us know Advaithi, thanks.

Bloomberg Open Business Interview

Host 1: Flex shares are rising after it beat expectations and issued strong 2027 guidance. The company also planning to spin off its AI focused infrastructure business into a new public company. Spinco I think it’s called for now, probably that’s not the name for the long term, but let’s ask the CEO of Flex, Revathi Advaithi, who joins us right now set to lead Spinco uh robotic great to get some time with you talk to us about this uh this new business umm what it encompasses and what it will be called in the future.

Advaithi: Hey great, thanks for having me again. Well we don’t have a name, you’re right, and Spinco is not the name, so hopefully we’ll come up with a cooler name in the near future. Just as a quick reminder my, you know, Flex is a contract manufacturing company- world’s largest manufacturer- we make a little bit of something for everybody. What we announced last week was the spin off of our cloud and infrastructure- power infrastructure business. I would say 5-6 years ago what we started building was a business that focused purely on power within the rack for a data center, distributed power across the data center all the way up to a utility, cooling and compute- everything put together. And that was well before the whole ChatGPT moment and AI became a thing and as power becomes super constrained, cooling is a challenge, putting these three technologies together as a complete solution for our customers is pretty significant. We announced this business last year, has been around, a little over 6 1/2 billion, is going to grow 65 to 75% this year and then 80 plus percent the next year. So that is what we’re putting together, that’s the spin off that I’m going to lead and then I’ll remain as chairman of Flex.

Host 2: That field was telling in itself Revathi, that you are now going to be the CEO of the Spinco- yet to be named. Why is this the business that you want to make your next chapter on? Why not remain the CEO of Flex and let someone else take that one over?

Advaithi: Danni because it’s my baby. My history is, I’ve led Eden’s electrical business, I have been in the energy space for the past 20 years, I have walked to every utility company in the last 20 years asking them to invest in the grid, for the US grid to be more self reliant, and so six years ago when I got Flex to start investing in power, we’ve built up that business from scratch and really put together a technology infrastructure that puts compute power and cooling together. So it’s my history, my lineage, it’s the business I enjoy a lot. I’ve been fortunate that Flex has done so well and we’ve been able to build this business, you know, and we’ve done a spin off before, right. We spun off Next tracker, which is a $17 billion market cap company today, so that’s kind of why I’m going to go lead the spin-off, because I’m really deep in the power infrastructure technology space.

Host 1: Which are the companies that are gonna sustainably build revenue and margins on this? Because we’ve been talking so much today about this huge build out and once it happens right, we won’t need as much of, or it doesn’t look like we’ll need as much of, the CapEx as we’re putting in in the initial stages. Certainly that was the case when we laid fiber and 1999 and 2000. Which companies do you think, Revathi. are gonna be the longer-term beneficiaries of this revolution?

Advaithi: You know that’s such an important conversation to have because what we’re talking about today is just the AI CapEx cycle and what is being invested in data centers today. But what is happening is a transformation of the grid and the electrical infrastructure itself, which needed to happen a long time but hasn’t happened yet. What do I mean by that, but the traditional kind of AC to DC power infrastructure is what is deployed today. and we can’t sustain the grid that way. So my view is today we’re focused on the AI infrastructure, we’re going to have to deal with the power density and the availability of power issue, which is going to really lead to a technology change in the utility infrastructure, solid-state infrastructure, 800 Volt DC, so my focus is: today we’re focused on AI ,we’re going to- we continue to move into utility and that electrical grid transformation is going to be what comes next and I’m really focused on that’s gonna be a long term thing Mike so I don’t see this as a few years of complex investment it goes away it’s gonna be all the way to the grid that we’re gonna have to change over a period of time.

Host 2: And the opportunity there it is huge, but I wonder in the meantime it does look like you know, AWS, Google, or big users and big parts of your huge earnings assumptions to come and again it is clear why that is there- but I wonder what do you need to put in place just to make sure that you don’t have a situation where the hyperscalers all of a sudden decide that they’re gonna spend less on this- are there certain contractual commitments, what are the details on how you make sure that there isn’t that risk that you tie your fortunes to just a few and they decide to pull back?

Advaithi: Yeah and that’s important Danni because we’re not just deploying compute, we’re deploying power, so which also means that we’re deploying the power that powers the chip, the cooling infrastructure, the 800 Volt DC/ 400 Volt DC power infrastructure, all of that together. So while hyperscaler spend is concentrated because they’re what $700 billion of the $1 trillion spend, we also supply all the way to the utilities. So the last two acquisitions we did are focused on really deploying large pods into utilities and that’s the business, so we’ve been diversifying the business from hyperscalers all the way to utilities, so we also do a lot for Colos, enterprise spend and utilities, and will continue to diversify the business that way so that as you come out of the compute cycle over who knows how many years- four or five years- the business continues to diversify into the entire electrical infrastructure grid.

Bloomberg Businessweek Daily Interview

Carol: Why does this spin off make sense right now? Tell us kind of the fundamental reason for doing this and why you wanna be with that part of the business.

Advaithi: Yeah first Tim and Carol thanks for having me and maybe the best part is a way to tell this story is to tell a little bit about Flex. Flex is one of the world’s largest contract manufacturing company or the name behind the brand, so we make everything for those who are in the automotive industry, in the healthcare industry, and industrial companies, consumer brands, think of something- we probably make that. Through the years, when I joined Flex in 2019, I don’t have a contract manufacturing background- I came from industrial companies. I ran electrical business worked in Honeywell so didn’t know much about contract manufacturing when I joined, but I knew one thing- is that the world in contract manufacturing was changing. Contract manufacturers built on the logic of labor arbitrage scale lowest cost, and with geopolitics and how the world was changing it felt like a new model needed to emerge. So what we started doing at Flex was really other than kind of fixing the fundamentals of the business, exiting some kind of non-core parts portfolio, we spun off an asset called next tracker in the solar space that’s a $17 billion market cap company today, but then we focused on kind of a few end markets that we felt had potential. One of them, this is much before the ChatGPT moment, uh was I was power in the data center space and now me coming from electrical, and running it’s electrical business, noticed that Flex made the power that powered the chip. And I thought well compute’s gonna get power hungry someday, let’s figure out how to invest in power and to end. And we started putting a whole bunch of acquisitions together to really put together compute, cooling, because there was a lot of heat getting generated, and the power of the chip itself, and all the power up to kind of utilities. So over the last seven years we have created this business that is focused on data centers and utilities that has been scaling up really really fast, and so it felt like the perfect time part of the company, which is more like a products business, and then spin it off into a standalone business that is catering to data center space and utilities, and then keep the contract manufacturing portion of the company focused on investing in kind of new growth markets that we see.

Tim: For investors watching and understanding how you report right now, does it mean that the Flex agility solutions part of the business is the part that’s being spun off? Are there parts from both of these reportable segments that are being spun into the Spinco?

Advaithi: Yeah so Tim our fiscal year just ended so we just started a new fiscal year. And we changed our reporting segments to help clarify this. Because our data center portfolio was split between parts of agility and parts of reliability, so compute was in agility, power was in reliability, and so it wasn’t all together in terms of external reporting segment, so we have just changed that in our new fiscal year- it’s called cloud and power infrastructure CPI and that is the segment that will be getting spun off into a new [entity].

Tim: So what’s the growth in that segment versus the growth in the traditional manufacturing segment?

Advaithi: Yeah so the growth in the CPI business uh last year was around 38%, which was our last fiscal year. We have guided to this year being 65 to 75% and then next year being 80 plus percent. So obviously heavy growth. In all the rest of the business right now we have guided to kind of low to mid single digit growth, in that also in this part of energy infrastructure that’s growing fast, consumer is growing slowly, so net-net we’re more comfortable about the low to mid single digit growth for what will remain in Flex.

Carol: So kind of almost, I hate to say old versus new economy, but it is very much a play on the AI build out correct? It’s fair to say that that’s what this represents?

Advaithi: It is a little bit of the AI build out but really it is what is changing from a technology perspective. So I talked about you know if you think about the electrical infrastructure, what is gonna change I would say in that infrastructure is pretty significant. It’s driven by data centers in the sense that data centers are power hungry and power density has become a huge thing, but that is going to change how electrical infrastructure gets delivered within kind of the context of data center to grid. So big reason is yes the growth of data center, but electrical infrastructure is going to change, so it means that distributed power is going to change, it’s going to look different, so there’s a technology revolution also happening. The growth is driving it, but the technology change is also driving why this makes sense at this point in time.

Carol: You know Revathi, I want to ask you though that’s interesting, because I do think some of the conversations we’re starting slowly while everybody says we’re early innings in this build out for AI, that this idea of an exit plan at some point, whether data centers are up in more, you know up in space, like at some point that growth slows down. So is it the data center really fueling the growth now along with utilities, but longer term do you feel like it’ll be utilities that are really the engine of growth? Longer-longer term?

Advaithi: I believe so Carol- so I believe that today data centers are fueling the growth, but data centers are also fueling the issue that the technology needs to change. Power density is so significant that we can’t deliver power the same way that we were dealing with it before. So this idea of solid-state transformers and how power is going to get delivered is becoming a very important way, which means that the needs to change. Which means that utilities need to change. So it is the growth is driven by data centers, the technology revolution is driven by them, but that has to make its way to the utility sector. So my belief is that now what you’re seeing is with data centers, but that’s going to translate into how power is getting distributed, how it’s getting transmitted, all of that is going to change with time, which is going to drive a different kind of growth.

Tim: Yeah the big question that we’ve been asking, and we’ve been reporting on this a lot, is the is the effect that it has on consumers in a world where we don’t necessarily have all of that power right now. So where do you think that that power ends up coming from and what happens if we don’t have the grids resilient enough to handle that power? And we don’t have a way to produce it in a way that doesn’t cause all of these prices to go up for all of us?

Advaithi: Yeah unfortunately in the short term you know prices have been going up because there is so much power getting consumed and right now there, it’s somewhat of a zero-sum game in the sense that new power generation methodologies are not coming up fast enough, so a lot of people are making do by putting co-generation systems, solar and alternate energy systems to get things up and running in the interim. But in the larger in the longer time frame, things like what is happening with nuclear and small medium reactors, those kinds of alternate forms of power generation, have to come into play. I have been in the energy space, Tim and Carol, for a long period of time. I remember going to so many utilities companies talking about we needed to change our distribution system, our substations, our transmission systems, there- was money wasn’t there to be invested. So we are going through a generational change right now and the idea that we’re gonna have to have new forms of power generation like SMR, nuclear reactors, I think is an important way to think about this. I would say that we’re making do in the medium term with other forms of power generation, but we will have to have new forms of this moving forward.

Carol: Yeah I feel like everybody we talked about data centers and we say “what kind of power? Solar, renewables, you know carbon, and nuclear”, they’re like “check check check, we need it all”. Hey, we only have about 40, 50 seconds left here. You guys have a network of more than 100 facilities in approximately 30 countries across 4 contents- continents excuse me. How resilient are your supply chains with what you guys have to do?

Advaithi: You know Carol we’re built for this purpose I mean I wouldn’t take any credit for this, but we have managed through tariff issues, geopolitical issues, through trade wars, you know through supply chain crises, through a pandemic. We have such complex systems built, both from a software perspective, a very complex set of supply chain metrics that we track and manage on behalf of our customers and ourselves, that Flex is very competent to manage through any supply chain crisis that’s thrown in front of us, and I would say this is our core competency- we do it amazingly well.

Carol: Well, as when does the spin off, when is it completed? Just real quickly.

Advaithi: We have said early next year, calendar year.

Squawk Bow Interview

Becky: Check out shares of manufacturing company Flex- they’ve been surging after the company announced plans to spin off its cloud and power infrastructure division into a newly public traded company and stock this morning- wow it keeps going up. It is now up by about 28.6%. Let’s take a look at what that means for the market gap gains, but Flex’s CEO Revathi Advaithi is going to become the chief executive officer of the new company. She joins us right now to talk about what this means and why they’re doing this, and Revathi thank you very much for being here this morning- it’s good to see you.

Advaithi: Thanks for having me Becky.

Becky: As Andrew was saying, this kind of plays into what we’ve seen- this idea that data center growth is where everything seems focused. You’re going to be spinning off this company and it’s going to take the power and cloud portfolio which have been really fast growing. I believe the growth there you’re saying is expected to be 65 to 75% in that unit revenue growth for the current year. Talk about why you’re doing this.

Advaithi: Yeah Becky first is, you know we started on this journey a few years ago, before the whole ChatGPT moment and AI became a conversation, when I came into Flex and saw that we were making power that powered the chip itself, coming from an electrical background all my life, running evens electrical business, thought well you know we need to put together compute and power because someday compute is going to become power intense. And started buying up a whole bunch of distributed power companies, so that means everything from the rack powering to outside the data center, all the way up to utility. And then of course you know the ChatGPT moment happens and now we are super power constrained across the country. So we have been building a compute cooling power infrastructure for the past four years, and you can see what is happening in terms of our growth. The idea of spinning off the two businesses is because now we get to focus on both independently. The amount of investment required for driving 65 to 75% growth this year, and Becky we said 80% plus growth for next year, and for capacity that we’re already booked out, is going to require significant investment. And so we want the leadership team to focus on that. Flex manufacturing is a standalone company has significant potential because it still has a booming health care business and industrial infrastructure business, and we want the management team to lead and focus on that and make the right investments to recreate what we’ve done with Flex over the last seven years. So the timing makes a lot of sense for where we are today. And with my background with power, you know it is my baby, I decided I wanted to lead that, and I’m leaving Flex in the very capable hands of Michael Hartoff.

Becky: You know just looking at timing, I understand wanting to get the market’s attention on this. I mean you’ve been growing both simultaneously at the same time. I think your stock was up 60% year to date, before we see the gains this morning where it’s up another 28 to 30%. I mean you’re looking at market cap of- your company was valued at a market cap of $35 billion last night. This morning it’s almost $46 billion based on this. How much of this was because you wanted investors to kind of value what was already there?

Advaithi: Absolutely it’s always about making sure that investors are giving us the full valuation that we deserve. Becky I started off seven years ago when the company was valued at 4 1/2 billion, we spun off Next tracker, which is today valued at 17 billion. We totally understand what the sum of the parts valuation means for the company, and it was clear that we needed to be valued for both opportunities equally. And so it does make sense from an evaluation perspective. But the real reason for doing it is, you know we need a lot of capital to grow, to grow the Spinco, and it was important that we put that capital investment and get the return for that, and we wanted to make sure that Flex was capable of in the same for its own businesses. So the valuation is a nice upside to everything. I’m happy that shareholders are happy and it creates valuation we’re looking for, but at the end of the day it’s about creating two very strong companies that are set up for growth.

Becky: Do you have a name for the new company yet, the Spinco?

Advaithi: It’s soon to be announced, sometime in September we’ll announce the leadership teams and the names of the company and all of that.

Becky: And Revathi, how do the deals work in the cloud side and the energy side that you’re working with? Because there’s a lot of money that’s floating around right now. Look we’re watching this with chips and everywhere else today, suddenly investors are looking at this and saying maybe this revenue stream is stronger and more persistent than we had realized, maybe there’s a lot more demand there. But the other side of that is always the question is, how certain are you that it will continue- how much of this is going to rely on companies like OpenAI and Anthropic continuing to spend tens of billions of dollars down the road? How much of it is relying on other of the you know the Mag 7 names spending billions of dollars? How convinced are you that it stays and how protected are you in any of these deals, if demand suddenly drops out from somewhere?

Advaithi: Yeah Becky I see it in two areas right? One is a trillion dollars of CapEx announced for data centers, of which around 700 billion is the top 4 hyperscalers, of course distributed to all the other kinda, the neo clouds and the umm and the Colos of the world, our business is fairly distributed across all of them. And it’s distributed across compute and power, so we’re seeing it from the angle possible. I think the important story is we don’t have enough compute, I think we’re all clear about that right? And then we don’t see a line of sight for how we’re gonna get ahead of the amount of compute we need, at least in the next few years. So we know that for a fact. I said before we’re almost booked out for the next two years, I think that’s a very important indication of how much capacity is needed. And then the second part is our grid doesn’t have the power to support the growth that we need. And So what is happening in the electrical space is once in a lifetime Becky, and I’m super excited about that. Because in my lifetime I did not see the US electrical infrastructure changing, and today we have to change because we don’t have the kind of power that’s needed to, you know, to drive this growth. So both from the power side and what’s needed for solid-state infrastructure and the change that’s coming there, and the fact that we’re compute constrained and there’s no line of sight of that changing for the next two to four years, I think are both big reasons for why we think that this type of growth continues. Not at all worried about kinda, is the volume going to hold, or is it revenue gonna hold, at this point it’s all about: how can we get enough capacity for the next five years.

Becky: Wow- Revathi I knew that there had been massive growth there, I didn’t realize how much since you took over. You said seven years ago it was a four and a half billion dollar company, you spun out a company that is now worth 17 1/2 billion dollars, and Flex shares, as of this morning, have a market cap of about $46 billion. Thank you for being with us this morning, we really appreciate it, and we hope you come back to tell us more about the deal as you get more details.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the planned spin-off of our cloud and power infrastructure business into an independent, publicly traded company; the expected timing of the spin-off and the ability to complete the spin-off; the anticipated benefits of the spin-off, including enhanced strategic focus, financial flexibility, and value creation for shareholders; the expected tax-free treatment of the spin-off for U.S. federal income tax purposes; the expected future performance of each company following completion of the spin-off; management changes and leadership of each company; and statements about business strategies, growth opportunities, market position, and financial outlook for each company. These forward-looking statements are based on current expectations, estimates, and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties related to the proposed spin-off include, but are not limited to: uncertainties as to whether the spin-off will be completed and the timing thereof; the possibility that various conditions to the completion of the spin-off may not be satisfied or waived; the possibility that the spin-off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the spin-off may be more difficult, time-consuming, or costly than expected, including the impact on Flex Ltd.’s (“Flex”) resources, systems, procedures, and controls; the possibility that the strategic, operational, and financial benefits of the spin-off may not be achieved or may take longer to achieve than expected; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the spin-off; disruption from the spin-off, including potential adverse effects on relationships with customers, suppliers, employees, and other business partners; competitive responses to the announcement or completion of the spin-off; diversion of management’s attention from ongoing business operations; the possibility of disputes, litigation, or unanticipated costs in connection with the spin-off; uncertainty regarding the financial performance of either company following the spin-off; negative effects of the announcement or pendency of the spin-off on the market price of Flex’s securities and/or on Flex’s financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the spin-off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Important Information and Where to Find It

In connection with the proposed spin-off, Flex intends to file relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A that will be mailed or otherwise disseminated to shareholders of Flex seeking their approval of the spin-off-related proposals. In addition, a registration statement on Form 10 (the “Form 10”) is expected to be filed with the SEC by SpinCo with respect to its common stock. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or SpinCo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY EACH OF FLEX AND SpinCo WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, SPINCO, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors will be able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that will be filed by each of Flex and SpinCo with the SEC on the SEC’s website at http://www.sec.gov. Investors also will be able to obtain free copies of the proxy statement and other relevant documents that will be filed by Flex with the SEC from the investor relations page on Flex’s website at investors.flex.com.

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Participants in the Solicitation

Flex and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Flex in connection with the proposed spin-off. Information regarding Flex’s directors and executive officers and their ownership of Flex ordinary shares is contained in Flex’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on June 24, 2026, including under the headings “Corporate Governance,” “Fiscal Year 2026 Non-Employee Directors’ Compensation,” “Proposal No. 1: Re-election of Directors,” “Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Information about our Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the holdings of the Flex securities by the Flex directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed spin-off. You may obtain free copies of these documents using the sources indicated above.

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